Company Subsidiary Report

1371 Preferred Inc.
A I M Capital Management Company Limited
AIGGRE Investments YH
AIG Global Real Estate Asia Pacific Inc.
AIG Global Real Estate Investment (Asia) LLC
AIG Global Real Estate Shanghai Leasing & Management Corporation
AIG Korea Real Estate Holdings LLC
AIG Management Consultancy (Shanghai) Co., Ltd.
AIM GP Canada Inc
AMVESCAP Limited
Anglo-Scottish Amalgamated Corporation Limited
AT Planning Services, Inc.
Atlantic Trust Group, Inc.
Atlantic Wealth Holdings Limited
Atlantic Wealth Management Limited
Berry Starquest Limited
C M Investment Nominees Limited
Chancellor Citiventure 96 Partner (Cayman) Ltd
City Merchants High Yield Trust plc
City Merchants High Yield Trust plc ( In liquidation)
Coff Associates (Cayman) Limited
CPCO Associates (Cayman) Limited
Elliot Associates Limited
ELP Estates Limited
ELP Evesham Limited
ELP Properties Limited
ELP Residential Limited
ELP Sales Limited
ELP Trading Limited
Finemost Limited
GT Japan Investment Trust plc (In Liquidation)
Huaneng Capital Services Corporation Ltd.
Huaneng Invesco WLR Investment Consulting Company Ltd.
HVH Immobilien- und Beteiligungs GmbH
HVH USA, Inc.
IAS Asset I LLC
IAS Operating Partnership LP
IMC Investments I LLC
Invesco Perpetual UK Smaller Companies Investment Trust plc
INVESCO (B.V.I.) NOMINEES LIMITED
INVESCO (Cayman Islands) Ltd.
Invesco (Hyderabad) Private Limited

Invesco Administration Services Limited
Invesco Advisers, Inc.
Invesco Aim Global Holdings, Inc.
Invesco Aim Retirement Services, Inc.
Invesco Asia Trust plc
INVESCO Asset Management (Bermuda) Ltd
Invesco Asset Management (Japan) Limited
Invesco Asset Management (Schweiz) AG
Invesco Asset Management Asia Limited
Invesco Asset Management Australia (Holdings) Ltd
Invesco Asset Management Deutschland GmbH
INVESCO Asset Management Ireland Holdings Limited
INVESCO Asset Management Ireland Limited (In Liquidation)
Invesco Asset Management Limited
Invesco Asset Management Österreich GmbH
Invesco Asset Management Pacific Limited
Invesco Asset Management SA
Invesco Asset Management Singapore Ltd
Invesco Australia Limited
Invesco Canada Holdings Inc.
Invesco CE SA
INVESCO CE Service Centre SA
Invesco CE Services SA
Invesco Continental Europe Holdings SA
INVESCO Continental Smaller Companies Trust plc ( In liquidation )
INVESCO Convertible Trust plc (In Liquidation)
Invesco Distributors, Inc.
Invesco English and International Trust plc
Invesco Fund Managers Limited
INVESCO Funds Group, Inc.
INVESCO Geared Opportunities Trust plc (In Liquidation)
INVESCO Global Asset Management (Bermuda) Limited
INVESCO Global Asset Management Limited
Invesco Global Investment Funds Limited
Invesco Great Wall Fund Management Company Limited
Invesco Group Limited
Invesco Group Services, Inc.
Invesco GT Asset Management Limited
Invesco Holding Company Limited
Invesco Holding Germany GmbH
INVESCO Holding Germany Ltd & Co OHG
INVESCO Holland B.V.
Invesco Hong Kong Limited
Invesco Hungary LLC
Invesco Inc.
Invesco Inc. (amalgamated Jan 1/09 with IVZ Callco Inc.)

Invesco Income Growth Trust plc
Invesco Insurance Agency, Inc.
INVESCO International (Southern Africa) Limited
Invesco International Holdings Limited
INVESCO International Limited
Invesco Investment Services, Inc.
Invesco Investments (Bermuda) Ltd.
INVESCO ITALIA Societa di gestione del risparmio - S.p.A. (in liquidation 1.6.06)
INVESCO Japan Discovery Trust plc
Invesco Kapitalanlagegesellschaft mbH
Invesco Leveraged High Yield Fund Limited
Invesco Ltd.
Invesco Management Company Limited
INVESCO Management GmbH
Invesco Management Group, Inc.
INVESCO Management S.A.
Invesco Mortgage Capital Inc.
INVESCO National Trust Company
Invesco North American Group Limited
Invesco North American Holdings, Inc.
Invesco Pacific Group Limited
Invesco Pacific Holdings Limited
INVESCO Pacific Partner Ltd
Invesco Pension Trustees Limited
Invesco Perpetual AiM VCT plc
Invesco Perpetual European Absolute Return Trust plc
Invesco Perpetual Life Limited
Invesco Perpetual Recovery Trust 2011 plc
Invesco Perpetual Select Trust Plc
INVESCO Polska Spolka z organiczona odpowiedzialnoscia (INVESCO Polska Sp.z.o.o.)
INVESCO Powershares Capital Management Ireland Limited
Invesco PowerShares Capital Management LLC
INVESCO Private Capital Investments, Inc.
INVESCO Private Capital Verwaltung GMBH (in liquidation 25.4.07)
Invesco Private Capital, Inc.
INVESCO Properties Limited (In Liquidation)
Invesco Property Income Trust Limited
INVESCO Real Estate Germany LLC
Invesco Real Estate Germany, L.P.
Invesco Real Estate GmbH
Invesco Real Estate Limited
Invesco Real Estate Management S.a.r.l.
INVESCO Real Estate s.r.o.
Invesco Realty Asia I, Ltd
INVESCO Realty, Inc.
INVESCO Recovery Trust 2005 plc ( In Liquidation)

Invesco Savings Scheme (Nominees) Limited
Invesco Senior Secured Management, Inc.
Invesco Taiwan Limited
INVESCO Tokyo Trust plc (In Liquidation)
Invesco Trimark Dealer Inc./Courtage Invesco Trimark Inc.
Invesco Trimark Ltd./Invesco Trimark Ltée
Invesco UK Holdings Limited
Invesco UK Limited
Invesco WLR Limited
Invesco WLR Private Equity Investment Management Limited
Investment Fund Administrators Limited (In Liquidation)
IPE Ross Management Ltd
IRE (Cayman) Limited
IRE (China) Limited
IRE (Hong Kong) Limited
IRE Asia Fund I, L.P.
IRE Asia Fund II, LP
IRE Japan, Ltd
IVZ Callco Inc. (amalgamated with Invesco Inc. Jan 1/09) (continued into Canada Dec 21, 2006 and continued back into Nova Scotia Dec 27, 2006)
IVZ Distributors, Inc.
IVZ Finance Limited
IVZ Immobilien Verwaltungs GmbH
IVZ Mauritius Services Private Limited
IVZ UK Limited
IVZ, Inc.
James Bryant Limited
Jermyn Investment Co Ltd
Jermyn Investment Company Holdings Limited
Jermyn Investment Properties Limited
Keystone Investment Trust plc
PCM Properties LLC
Perpetual Holdings, Inc.
Perpetual Income and Growth Investment Trust plc
Perpetual Japanese Investment Trust plc
Perpetual Limited
Perpetual Portfolio Management Limited
Perpetual Unit Trust Management (Nominees) Limited
POCZTYLION - ARKA POWSZECHNE TOWARZYSTWO EMERYTALNE SPOLKA AKCYJNA
Real Estate Opportunities Limited
Ross CG Management LP
Ross Expansion Associates LP
Sermon Lane Nominees Limited
Sovereign G/.P. Holdings Inc
Stein Roe Investment Counsel, Inc.
Taiyo Fund Management Co. LLC
The Cayenne Trust plc

The Edinburgh Investment Trust plc
V.V. Glasgow (No.1) G.P. Limited (in liquidation)
V.V. Real Property G.P. Limited (in liquidation)
V.V. Real Property Nominees Limited (in liquidation)
V.V. Slough G.P. Limited (in liquidation)
V.V. Stockton G.P. Limited (in liquidation)
Van Kampen Investor Services Inc
Van Kampen Seed LLC
VV CR 1s.r.o.
VV Immobilien Verwaltungs GmbH
VV Immobilien Verwaltungs und Beteiligungs GmbH
VV Poland 1 sp.z.o.o.
VV USA LLC
W.L. Ross & Co. (India) LLC
W.L. Ross & Co., LLC
W.L. Ross M & T, LLC
WL Ross (India) Private Limited
WL Ross DIP Management LLC
WLR China Energy Associates Ltd
WLR Euro Wagon Management Ltd